          SERIES [o] LOAN NOTE FOR TURQUOISE CARD BACKED SECURITIES PLC

                           TURQUOISE FUNDING 1 LIMITED
              (INCORPORATED IN JERSEY WITH REGISTERED NUMBER 92327)

                        (POUND) [o] SERIES [o] LOAN NOTE
                          SCHEDULED REDEMPTION DATE [o]

Constituted by the Security Trust Deed dated 23 May 2006 between, among others,
Turquoise Funding 1 Limited (the "LOAN NOTE ISSUER") and HSBC Bank plc as
supplemented by the Series [o] Loan Note Supplement dated [o] 2006 (the
"SECURITY TRUST DEED").

           NOT AN INTEREST IN OR RECOURSE OBLIGATION OF HSBC BANK PLC

This certifies that upon execution of this Series [o] Loan Note in accordance with the Security Trust Deed, Loan Note Issuer, for value received and subject to and in accordance with the Conditions in the Series [o] Loan Note Supplement, promises to pay to the Registered Holder (as defined below), as holder of the
Series [o] Loan Note the principal sum of (pound) [o] plus interest thereon, in the amount and in the manner set out in the Security Trust Deed as supplemented by the Series [o] Loan Note Supplement dated [o] 2006 to the Security Trust
Deed.

Terms defined in the Master Definitions Schedule and the Series [o] Loan Note
Supplement shall have the same meaning in this Series [o] Loan Note.

This Loan Note is unsubordinated and has no Enhancement, other than the
Enhancement set out in the Series [o] Supplement dated [o] 2006 to the
Receivables Trust Deed.

PLEASE NOTE THE FOLLOWING:

1.   No transfer of this Series [o] Loan Note shall be permitted except in accordance with Clause 4 of the Security Trust Deed and the Conditions.

2.   The entries in the Loan Note Register shall be conclusive in the absence of manifest error but subject to the provisions of Clause 2.1(a) of the Series
     [o] Loan Note Supplement.

3.   This Loan Note is evidence of entitlement only.

4.   Only the Registered Holder is entitled to payments in respect of the Series
     [o] Loan Note represented by this Loan Note and title to this Series [o]
     Loan Note passes only on due registration in the Loan Note Register.

IN WITNESS WHEREOF, Loan Note Issuer has executed this Series [o] Loan Note as a deed.

TURQUOISE FUNDING 1 LIMITED

By:    [o]
    --------------------------------

       Name:     [o]

      Title:    Director

in the presence of: [o]

[o] 2006

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